SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 Form 8-K


                              Current Report
                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



     Date of Report (date of earliest event reported):  June 26, 1997




                         ENTERGY LOUISIANA, INC.
          (Exact name of registrant as specified in its charter)


          Louisiana                0-8474                72-0245590
      (State or other            (Commission          (I.R.S. Employer
        jurisdiction             File Number)       Identification No.)
     of Incorporation)


             639 Loyola Avenue, New Orleans, Louisiana  70113
           (Address of principal executive offices)  (Zip Code)


    Registrant's telephone number, including area code (508) 576-4000


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     Item 5.   Other Events.


               Entergy Louisiana, Inc. (the "Registrant") is the lessee of three separate undivided interests in Unit 3 of the Waterford Steam Electric Generating Station under three separate, but substantially identical, long-term net leases. The lessors under such leases (the "Lessors") acquired the undivided interests from the Registrant in three separate sale-leaseback transactions that occurred in 1989. Approximately 87.7% of the aggregate consideration paid by the Lessors for their respective undivided interests was provided to the Lessors from the issuance of Waterford 3 Secured Lease Obligation Bonds (the "Initial Series Bonds") in 1989.

               In June 1997, the Registrant exercised its option to request the Lessors to refinance the outstanding Initial Series Bonds. In connection with such refinancing, the Registrant entered into (i) an Underwriting Agreement, dated as of June 26, 1997, with Morgan Stanley & Co. Incorporated, Citicorp Securities, Inc. and W3A Funding Corporation (a special purpose entity formed to facilitate the refinancing) relating to the offering and sale of $307,632,000 Waterford 3 Secured Lease Obligation Bonds, 8.09% Series due 2017 (the "New Bonds") and
     (ii) three separate Refunding Agreements, each dated as of June 27, 1997, with W3A Funding Corporation, an equity investor as Owner Participant, the Lessors and Bankers Trust Company, as Indenture Trustee and Collateral Trust Trustee. The proceeds of the New Bonds will be loaned to the Lessors, and will be used to redeem the outstanding Initial Series Bonds and to pay certain costs and expenses incurred in connection with the refinancing.


     Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

               1.   Underwriting Agreement, dated as of June 26, 1997;
               2.   Refunding Agreement No. 1, dated as of June 27, 1997;
               3.   Refunding Agreement No. 2, dated as of June 27, 1997; and
               4.   Refunding Agreement No. 3, dated as of June 27, 1997.

                                SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ENTERGY LOUISIANA, INC.



                                      /s/ Louis E. Buck
                                        Louis E. Buck
                               Vice President and Chief Accounting Officer


     Dated:  July 14, 1997